As filed with the Securities and Exchange Commission on January 31, 2000
                                                     Registration No. 333-94695

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                               Amendment No. 1 to
                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                GoHealth.MD, Inc.
                 (Name of small business issuer in our charter)
                              --------------------
                            Nugget Exploration, Inc.
                     (Former Name of small business issuer)
                              --------------------
     Nevada                              7370                    83-0250943
     ------                              ----                    ----------
(State of jurisdiction of       (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)
                                    --------------------
                              2051 Springdale Road
                          Cherry Hill, New Jersey 08003

                                 (800) 204-1902

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                          Dr. Leonard Vernon, President
                              2051 Springdale Road
                          Cherry Hill, New Jersey 08003
                                 (800) 204-1902

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and name, address and telephone number of agent for service)

                          Copies of Communications to:
                             Kevin S. Woltjen, P.C.
                          900 Jackson Street, Suite 600
                               Dallas, Texas 75202
                             Telephone: 214-712-5673
                             Facsimile: 214-712-5674

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                                          CALCULATION OF REGISTRATION FEE

Title of each class of securities             Amount of                Proposed                   Amount of
to be registered                              securities to be         maximum                    registration
                                              registered               aggregate                  fee
                                                                       offering price
--------------------------------------------  -----------------------  -------------------------  ----------------------

Common Stock, par value                       1,514,500 (1)            $4.00 (2)                  $1,600
$0.01, per share
============================================  =======================  =========================  ======================

(1) All of the shares of common stock being registered hereby are being offered by selling stockholders who acquired such shares in private transactions. No other shares of the registrant's common stock are being registered in this offering.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for purposes of computing the amount of the registration fee. The fee for the common stock was based on the average of the bid and ask price of the common stock reported on the Over-the-Counter (OTC) Bulletin Board on January 7, 2000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION DATED _______________, 2000

                                  Prospectus

                                1,514,500 SHARES

                            NUGGET EXPLORATION, INC.

                                  COMMON STOCK

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling stockholders are offering to sell 1,514,500 shares of common stock.

We will not receive any proceeds from the offering of common stock. Because 989,500 shares offered hereby are issuable upon exercise of our options and warrants, we will receive approximately $1,387,000 if all of the warrants and options are exercised. These proceeds will be used for our general corporate purposes.

Our common stock is traded and quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol "NUGT." On January 7, 2000, the last reported bid price of our common stock was $4.00 and the last reported ask price of our common stock was $5.00.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on page 6.

                            NUGGET EXPLORATION, INC.
                          (A Development Stage Company)

                    Unaudited Financial Statements as of the
                          Quarter Ended August 31, 1999



                                 C O N T E N T S


Balance Sheet (Unaudited)  .................................................F-3

Statements of Operations (Unaudited) .......................................F-4

Statements of Stockholders' Equity (Deficit) (Unaudited)....................F-5

Statements of Cash Flows (Unaudited)........................................F-7

Notes to the Financial Statements (Unaudited)...............................F-8

























         The accompanying notes are an integral part of these unaudited financial statements.

                            NUGGET EXPLORATION, INC.
                          (A Development Stage Company)
                             Unaudited Balance Sheet

                                     ASSETS
                                     ------

                                                                   August 31,
                                                                     1999
                                                                     ----
CURRENT ASSETS

   Cash                                                      $           3,253
                                                             -----------------

     Total Current Assets                                                3,253
                                                             -----------------

     TOTAL ASSETS                                            $           3,253
                                                             =================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable                                          $          22,622
   Note payable - (Note 3)                                               7,380
   Accrued Interest - (Note 3)                                           8,906
                                                             -----------------

     Total Current Liabilities                                          38,908
                                                             -----------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock, $0.01 par value, 25,000,000 shares authorized,
    697,117 shares issued and outstanding                                6,971
   Additional paid-in capital                                        3,536,930
   Deficit accumulated during the development stage                 (3,579,556)
                                                             -----------------

     Total Stockholders' Equity (Deficit)                              (35,655)
                                                             -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)    $           3,253
                                                             =================



         The accompanying notes are an integral part of these unaudited financial statements.

                                                NUGGET EXPLORATION, INC.
                                             (A Development Stage Company)
                                           Unaudited Statements of Operations


                                                                                         From
                                                                                      Inception on
                                                                 For the               July 24,
                                                             Three Months Ended       1980 Through
                                                                 August 31,           August 31,
                                        ----------------------------------------------------------
                                               1999                1998                  1999
                                        ------------------   ------------------   -----------------

REVENUES                                $           -        $           -        $           -

EXPENSES

     Total Expenses                                  5,288               -                 5,552,466
                                        ------------------   ------------------   ------------------
LOSS FROM OPERATIONS                                (5,288)              -                (5,552,466)
                                        ------------------   ------------------   ------------------
OTHER INCOME

     Gain on Sale of Asset                               -               -                  (588,499)
                                        -------------------  ------------------   ------------------
     Total Other Income                                  -               -                  (588,499)
                                        ------------------   ------------------   ------------------

NET INCOME (LOSS) BEFORE
EXTRAORDINARY ITEM                                 (5,288)               -                (4,963,967)
                                        ------------------   ------------------   ------------------
EXTRAORDINARY ITEM

     Gain on extinguishment of debt                 -                    -                 1,384,411
                                        ------------------   ------------------   ------------------
       Total Extraordinary Item                     -                    -                 1,384,411
                                        ------------------   ------------------   ------------------

NET LOSS                                $           (5,288)  $           -        $       (3,579,556)
                                        ==================   ==================   ==================
BASIC LOSS PER SHARE                    $             (.01)  $           -
                                        ==================   =============
WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                             697,117               -
                                        ==================   =============



         The accompanying notes are an integral part of these unaudited financial statements.

                            NUGGET EXPLORATION, INC.
                          (A Development Stage Company)
                  Statements of Stockholders' Equity (Deficit)



                                                                                                       Deficit
                                                                                                     Accumulated
                                               Common Stock                    Additional             During the
                                          ------------------------------------      Paid-In           Development
                                                 Shares            Amount           Capital              Stage
                                          ------------------  ---------------   -----------------     -----------
At inception on July 24, 1980                     -           $        -        $        -            $      -

Common stock issued for property
 at approximately $19.62 per share                10,452              104             204,940                -

Common stock issued for cash
 at approximately $30.33 per share                 2,374               24              71,976

Common stock issued for cash
 at approximately $77.50 per share                 9,677               97             749,903                -

Stock offering costs                                 -                -               (18,854)               -

Common stock issued for cash
 at approximately $77.52 per share                   258                3              19,997                -

Common stock issued for cash
 at approximately $96.68 per share                16,129              161           2,499,839                -

Stock offering costs                                 -                -              (482,517)               -

Stock issued for property
 at approximately $96.68 per share                 2,581               26             249,502                -

Warrant issued for cash                              -                -                   100                -

Common stock issued for cash
 and services at approximately
 $43.41 per share                                    645                6              27,994                -

Common stock issued for services
 at approximately$3.10 per share                     323                3                 997                -

Common stock issued for debt
 at approximately $3.10 per share                  5,968               60              18,440                -

Net loss for the period from
 inception on July 24, 1980 to
 May 31, 1995                                        -                -                -                 (5,103,532)
                                          --------------  ---------------   -----------------  --------------------
Balance, May 31, 1995                             48,407              484           3,342,317            (5,103,532)


         The accompanying notes are an integral part of these unaudited financial statements.

                                                NUGGET EXPLORATION, INC.
                                             (A Development Stage Company)
                                Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                          Deficit
                                                                                                        Accumulated
                                                              Common Stock         Additional            During the
                                          --------------------------------------   Paid-In                Development
                                                 Shares            Amount           Capital                 Stage
                                          ------------------  ---------------   -----------------   ------------------
Net loss for the year ended
 May 31, 1996                                         -                -                   -                 (35,851)
                                          ------------------  ---------------   -----------------  -----------------
Balance, May 31, 1996                                 48,407  $           484   $       3,342,317    $    (5,139,383)

Net loss for the year ended
 May 31, 1997                                         -                -                   -                 (78,967)
                                          ------------------  ---------------   -----------------  -----------------
Balance, May 31, 1997                                 48,407              484           3,342,317         (5,218,350)

Net loss for the year ended
 May 31, 1998                                         -                -                   -                 (78,524)
                                          ------------------  ---------------   -----------------  -----------------
Balance, May 31, 1998                                 48,407              484           3,342,317         (5,296,874)

Common stock issued for cash
$0.31 per share                                       48,710              487              14,613             -

Common stock issued for services
 at $0.31 per share                                  600,000            6,000             180,000             -

Net income for the year ended
 May 31, 1999                                         -                -                   -               1,722,606
                                          ------------------  ---------------   -----------------  -----------------
Balance, May 31, 1999                                697,117  $         6,971   $       3,536,930   $     (3,574,268)
                                          ==================  ===============   =================  =================
Net loss for the quarter ended
 August 31, 1999 (unaudited)                          -                -                   -                 (5,288)
                                          ------------------  ---------------   -----------------  -----------------
Balance, August 31, 1999                             697,117  $         6,971   $       3,536,930   $     (3,579,556)
(unaudited)                               ==================  ===============   =================  =================


         The accompanying notes are an integral part of these unaudited financial statements.

                                                NUGGET EXPLORATION, INC.
                                             (A Development Stage Company)
                                           Unaudited Statements of Cash Flows


                                                                                                      From
                                                                                                   Inception on
                                                                     For the                         July 24,
                                                               Three Months Ended                 1980 Through
                                                                    August 31,                      August 31,
                                                      --------------------------------------
                                                             1999                1998                  1999
                                                      ------------------   ------------------   ----------------

CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                           $          (5,288)  $           -         $        (3,579,556)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Common stock issued for services
     property and debt                                            -                    -                   550,571
     Gain on sale of asset                                        -                    -                  (588,499)
     Gain on extinguishment of debt                               -                    -                (1,384,411)
   Changes in operating assets and liabilities:

     Increase (decrease) in accrued expenses                        204                -                 1,271,644
     Increase (decrease) in accounts payable                      2,157                -                    59,099
                                                      ------------------   ------------------   ------------------
       Net Cash Used by Operating Activities                     (2,927)               -                (3,671,152)
                                                      ------------------   ------------------   ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

     Investment in property                                       -                    -                  (111,502)
     Cash received on sale of property                            -                    -                   700,000
                                                      ------------------   ------------------   ------------------
       Net Cash Provided by
         Investing Activities                                       -                    -                 588,498
                                                      ------------------   ------------------   ------------------
CASH FLOWS FROM FINANCING ACTIVITIES

     Sale of Common stock for cash - net of
     stock offering costs                                         -                    -                 2,993,330
     Cash payments of notes payable - related                     -                    -                  (561,679)
     Proceeds from notes payable                                  -                    -                   654,356
                                                      ------------------   ------------------   ------------------
       Net Cash Provided by
         Financing Activities                                       -                    -               3,086,007
                                                      ------------------   ------------------   ------------------
NET INCREASE (DECREASE) IN CASH                                  (2,927)               -                     3,253

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                                               6,180               -                    -
                                                      ------------------   ------------------   -------------------
CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                                        $            3,253   $           -        $            3,253
                                                      ==================   ==================   ==================


         The accompanying notes are an integral part of these unaudited financial statements.

                            NUGGET EXPLORATION, INC.
                          (A Development Stage Company)
                   Notes to the Unaudited Financial Statements
                                 August 31, 1999

NOTE 1 - ORGANIZATION AND HISTORY

Nugget Exploration, Inc. (the Company) was incorporated under the laws of Nevada on July 24, 1980 for the purpose of exploring for and developing uranium, gold and other mineral properties. The Company has had limited operations to date and its activities have consisted primarily of raising equity capital and the acquisition and exploration of mineral properties; accordingly, the Company is considered to be a development stage enterprise as defined in SFAS 7. Current operations are being funded by borrowing from the Company's officers.

   a.  Accounting Method

   The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31 calendar year end.

   b.  Cash and Cash Equivalents

   Cash  equivalents   include   short-term,   highly  liquid  investments  with
   maturities of three months or less at the time of acquisition.

   c.  Basic Loss Per Share

   The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding during the period of the financial statements.

   d.  Provision for Taxes

   At August 31, 1999, the Company had net operating loss carry forwards of approximately $3,500,000 that may be offset against future taxable income through 2018. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amounts.

   e.  Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   f.  Basis of Presentation

For the quarter  ended August 31, 1998,  the financial  information  required by
Part I of Form 10-QSB was not required pursuant to Exchange Act Regulations Rule 13a-13(c)(2). Such information is not required for mining companies not in the production state but engaged primarily in the exploration for or the development of mineral deposits other than oil, gas or coal, if all the following conditions are met: (i) The registrant has not been in production during the current fiscal year or the two

                            NUGGET EXPLORATION, INC.
                          (A Development Stage Company)
                   Notes to the Unaudited Financial Statements
                                 August 31, 1999


years immediately prior thereto; except that being in production for an aggregate period of not more than eight months over the three-year period shall not be in violation of this condition. (ii) Receipts from the sale of mineral products or from the operations of mineral producing properties by the registrant and its subsidiaries combined have not exceeded $500,000 in any of the most recent six years and have not aggregated more than $1,500,000 in the most recent six fiscal years.

Up until the sale of the Company's mining properties on May 24, 1999, the Company was therefore not required to file the financial information required by
Part I of Form 10-QSB pursuant to Exchange Act Regulations Rule 13a-13(c)(2).

NOTE 2 -      GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. Until that time, shareholders of the Company have committed to meeting its minimal operating needs.

NOTE 3 -      NOTES PAYABLE

Notes payable at May 31, 1999 and August 31, 1999 consisted of the following:

                                                          May 31,     August 31,
                                                           1999         1999
                                                       ------------    ------

      Note payable to an individual, interest at 9%
       per annum, due on demand, unsecured.           $    2,290     $   2,290

      Note payable to an individual, interest at 9%
       per annum, due on demand, unsecured.                5,090         5,090
                                                       ---------       ---------

           Totals                                          7,380         7,380

           Accrued interest                                8,702         8,906
                                                       ---------       ---------

           Total Amounts Due                             $ 16,082     $ 16,286
                                                       ==========     ==========

                            NUGGET EXPLORATION, INC.
                          (A Development Stage Company)
                   Notes to the Unaudited Financial Statements
                                 August 31, 1999

NOTE 4 -      SUBSEQUENT EVENTS

a. Annual Meeting of Shareholders

An annual meeting of shareholders was held on August 16, 1999 in Sandy, Utah. To
1) ratify the election of new board members: 2) ratify the Rescission of the Purchase and Sale Agreement dated December 9, 1998 and rescinded May 10, 1999;
3) vote on amending the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, par value $0.01, from 5,000,000 to 25,000,000; 4) ratify and vote on the selection of Jones, Jensen & Company as the Company's auditors for the fiscal year ending May 31, 2000; 5) that an article be added to the Articles of Incorporation, whereby waiving and precluding the application of the anti- takeover provisions of the Nevada Revised Statutes 78.378 to 78.3793, 78.434 and 78.444. All items were voted in favor for by shareholders owning a majority of the Company's issued and outstanding shares either present in person or proxy.

b. Stock Exchange Agreement

On September 31, 1999 a Stock Exchange Agreement and Plan of Merger (the "Agreement") was entered into between and among the Company, Nugget Holding Company, a Delaware corporation ("Newco"), and GoHealth.md Inc., a Delaware corporation ("GoHealth.md"). Pursuant to the Agreement, Newco is to merge with and into GoHealth.md which is to survive the merger and became a wholly owned subsidiary of the Company ("Merger"). Newco is to be formed for the purpose of facilitating the Merger.

Closing is expected to take place within approximately 30 days, and is subject to, among other things, approval by the shareholders of GoHealth.md. Additionally, Closing is to occur when shares have been exchanged by the constituent parties, and a plan of merger is filed and deemed effective with the state of Delaware.

As part of the transaction each issued common share, $0.001 par value, of GoHealth.md as of the Closing (the "GoHealth.md Stock") shall be converted into and exchanged for one share of fully paid and non-assessable Nugget Common Stock, $0.01 par value ("Nugget Stock"). Additionally, the current board of the Company will be replaced by nominees of GoHealth.md's board of directors.
Approximately 3,600,000 shares of the Company's stock will be issued in connection with the transaction after accounting for the exercise of options and warrants thereby resulting in approximately 4,300,000 total shares issued and outstanding.

January 21, 2000

To the Board of Directors
Nugget Exploration, Inc.
(A Development Stage Company)
2501 Springdale Road
Cherry Hill, NJ  08003

I have compiled the accompanying balance sheet of Nugget Exploration, Inc as of November 30, 1999 and the related statements of operations and stockholders' equity and the statement of cash flows for the quarter ended November 30, 1999 in accordance with the standards established by the American Institute of Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Sincerely,

 /s/ Dennis Riley

Dennis Riley

          Dennis Riley

  Certified Public Accountant

                                              Nugget Exploration, Inc.
                                           (A Development Stage Company)

                                                   Balance Sheet
                                              As of November 30, 1999

ASSETS:

Current Assets:

  Cash                                                      $             61,173

  Accounts receivable                                                         48

  Stock subscription receivable                                            1,000

  Domain names - available for sale                                       38,077
                                                                 ---------------

                                                                         100,298

Other Assets:

  Deposits                                                                 1,900

  Prepaid Expenses                                                     1,741,667

  Furniture and Fixtures                                                   7,554

  Website costs                                                           77,035
                                                                 ---------------

                                                            $          1,928,454
                                                                   =============



LIABILITES AND SHAREHOLDERS' EQUITY

Current Liabilities:

  Accounts payable                                          $             48,995

  Accrued expenses                                                        13,767

  Notes payable                                                           45,380

  Due to officers                                                         21,622
                                                                 ---------------

     Total Liabilities                                                   129,764





Stockholders' Equity:

  Common stock: 25,000,000 shares authorized, 4,224,604
   shares issued and outstanding                                         13,073

  Additional paid-in capital                                          4,849,028

  Warrants: 1,000,000 warrants authorized,
     600,000 issued and outstanding)                                    850,000

  Deficit accumulated during the period ended
     November 30, 1999                                               (3,913,411)
                                                                  --------------
     Total Stockholders' Equity                                       1,798,690
                                                                  -------------
                                                               $      1,928,454

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant


                            Nugget Exploration, Inc.
                          (A Development Stage Company)

                             Statement of Operations
                     For the Quarter Ended November 30, 1999

Sales:
  Advertising Revenue                                     $                   32
                                                             -------------------
Net Sales                                                                     32
                                                             -------------------

Other Expenses:

  Accounting                                                               3,000
  Advertising                                                             30,996
  Chat room expense                                                        2,000
  Conferences                                                                895
  Consulting                                                             168,533
  Convention expenses                                                      4,729
  Dues                                                                        62
  Fees                                                                     1,859
  Interest expense                                                           167
  Legal                                                                   13,666
  Postage                                                                  1,704
  Printing                                                                10,107
  Secretarial                                                              9,940
  Telephone                                                                  667
  Travel                                                                   1,833
                                                                ----------------
                                                                         250,158

Net loss                                                    $          (250,126)
                                                                  ==============




The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)

                        Statement of Stockholders' Equity
                     For the Period Ended November 30, 1999



                                                               Common Stock
                                                              $.01 Par Value                                    Deficit
                                                            Number of Shares                                  Accumulated
                                                            ----------------                   Additional     During the
                                                                               Amount            Paid-In      Development
                                                                                                 Capital        Stage
At inception on July 24, 1980                                               $                  $              $
Common stock issued for property at
approximately $19.62 per share                            10,452                104             204,940

Common stock issued for cash at approximately
$30.33 per share                                           2,374                 24              71,976

Common stock issued for cash at approximately
$77.50 per share                                           9,677                 97             749,903

Stock offering costs                                                                           (18,854)

Common stock issued for cash at approximately
$77.52 per share                                             258                  3              19,997

Common stock issued for cash at approximately
$96.68 per share                                          16,129                161           2,499,839

Stock offering costs                                                                          (482,517)

Stock issued for property at approximately
$96.68 per share                                           2,581                 26             249,502

Warrant issued for cash                                                                             100

Common stock issued for cash and services at
approximately $43.41 per share                               645                  6              27,994

Common stock issued for services at
approximately $3.10 per share                                323                  3                 997

Common stock issued for debt at approximately
$3.10 per share                                            5,968                 60              18,440

Net loss for the period from inception on July
24, 1980 to May 31, 1995                                                                                        (5,103,532)

Balance May 31, 1995                                      48,407                484           3,342,317         (5,103,532)

Net loss for the year ended May 31, 1996                                                                           (35,851)

Balance, May 31, 1996                                     48,407                484           3,342,317         (5,139,383)

Net loss for the year ended May 31, 1997                                                                           (78,967)


The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                                              Nugget Exploration, Inc.
                                           (A Development Stage Company)

                                         Statement of Stockholders' Equity
                                       For the Period Ended November 30, 1999

                                                                              $                $               $

Balance, May 31, 1997                                           48,407             484          3,342,317         (5,218,350)

Net loss for the year ended May 31, 1998                                                                             (78,524)

Balance, May 31, 1998                                           48,407             484          3,342,317         (5,296,874)

Common stock issued for cash $0.31 per share                    48,710             487             14,613


Fractional shares                                                  487

Common stock issued December 1998 for
services at $0.31 per share                                    600,000           6,000            180,000

Net income for the year ended May 31, 1999                                                                         1,722,606

Balance, May 31, 1999                                          697,604           6,971          3,536,930         (3,574,268)

Net loss for the quarter ended August 31, 1999
(unaudited)                                                                                                           (5,288)

Balance, August 31, 1999 (unaudited)                           697,604           6,971          3,536,930         (3,579,556)

On November 10, 1999 acquire GoHealth.MD,
  Inc.                                                       3,102,000           3,102                               (83,729)

Balance November 10, 1999 (unaudited)                        3,799,604                                            (3,663,285)

Issue shares on November 16, 1999 for services
 provided by MCOM Management Corp.                             300,000           3,000

Net loss for the period ended November 30,
 1999 (unaudited)                                                                                                   (250,126)

Balance, November 30, 1999 (unaudited)
                                                            4, 099,604          13,073          3,536,930          3,913,411
                                                            ----------          ------          ---------          ---------


The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant


                                              Nugget Exploration, Inc.
                                           (A Development Stage Company)

                                              Statement of Cash Flows
                                      For the Quarter Ended November 30, 1999



Cash Flows from Operating Activities

  Net loss                                                    $        (250,125)

  Adjustment to reconcile net income to net cash provided by operating activities:

  Decrease in stock subscription receivable                                  400

  Increase in Domain names - available for sale                         (10,500)

  Decrease in accounts payable                                          (32,058)

  Increase in accrued expenses                                               167
                                                                 ---------------
                                                                       (292,116)
Cash Flows from Investing Activities:

  Deposits                                                               (1,900)

  Prepaid Expenses                                                   (1,435,979)

  Fixed Assets                                                           (7,554)

  Purchase of Website                                                   (11,081)
                                                                 ---------------
Net cash provided by investing activities                            (1,456,514)



Cash Flows from financing Activities:

  Proceeds from sale of stock and stock warrants                       1,703,513
                                                                   -------------
Net cash provided by financing activities:                             1,703,513

Net Increase (Decrease)in Cash                                          (45,117)

Cash - Beginning of Period (September 1, 1999)                           106,291
                                                                  --------------

Cash - End of Period (November 30, 1999)                      $           61,173
                                                                 ===============
Supplemental Disclosures of Cash Flow Information:

  Cash paid during the quarter for:

    Interest                                                  $            0
                                                                 ===========
    Taxes                                                     $            0
                                                                 ===========

Supplemental Disclosure of Noncash Investing and Financing Activities:

  Issuance of common stock and warrants for
    consulting services                                                1,905,200
  Adjustment of common shares due to reconciliation
    of fractional shares                                                     487

Total Noncash Investing and Financing Activities:             $        1,905,687
                                                                   =============


The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant


                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                November 30, 1999

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Nugget Exploration, Inc. acquired GOHEALTH.MD, Inc. on November 10, 1999. GOHEALTH.MD, Inc., a development stage company, (the "Company") was incorporated under the laws of the State of Delaware on February 23, 1999. The Internet related operations of GOHEALTH.MD, Inc. now comprise virtually all our operations. GOHEALTH.MD, Inc. will be engaged in providing through the Internet an advertising network and Internet presence for independently owned health food stores, health care providers and others.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Use of Management's Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as the date of the financial statements and the reported amounts of revenues and expenses during the reported quarter. Actual results could differ from those estimates.

Domain Names - Available for Sale

Domain name - available for sale consists of specific domain manes purchased and are valued at the purchase price. Then a domain name is sold, the purchase price for that specific name is removed out of cost.

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                November 30, 1999

Impairment of Long-Lived Assets

The company adopted  Statement of Financial  Accounting  Standards No. 121 (SFAS
121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS 121 requires that if facts and circumstances indicate that the cost of fixed assets or other assets may be impaired, an evaluation if recoverability would be performed by comparing the estimated future undiscounted pre-tax cash flows associated with the asset to the asset's carrying value to determine if a write-down to market value or discounted pre-tax cash flow value would be required.

Advertising and Promotional Costs

Advertising expenditures of the Company's programs and services are expensed in the quarter the advertising costs are incurred. Advertising and promotional costs for the quarter from inception (February 23, 1999) to November 31, 1999 were $30,996.

Comprehensive Income

The Company adopted  Statement of Financial  Accounting  Standards No. 130 (SFAS
130) "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components which require that certain items such as foreign currency translation adjustments, unrealized gains and losses on certain investments in debt and equity securities, minimum pension liability adjustments and unearned compensation expense related to stock issuances to employees be presented as separate components of stockholders' equity. The adoption of SFAS 130 had no impact on total stockholders' equity for the quarter presented in these financial statements.

Start-Up Activities

The American Institute of Certified Public Accountants recently issued Statement of Position ("SOP") 98-5, "Reporting the Costs of Start-Up Activities." SOP 98-5 requires start-up costs, as defined to be expenses as incurred and it effective for the financial statements for fiscal years after December 15, 1998. The Company currently expenses all start-up costs as incurred and the application of SOP 98-5 will have no material impact on the Company's financial statements.

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                November 30, 1999

Stock-Based Compensation

The Company has elected the follow Accounting Principles Board Opinion No. 25, (APB 25) "Accounting for Stock Issued to Employees" in accounting for its employee stock option plans. Under APB 25, when the exercise price of the Company's employee stock options equals or is above the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

In accounting for options granted to persons other than employees, the provisions of Financial Accounting Standards Board Statement No. 123, (FASB 123) " Accounting for Stock Based Compensation" are applied. In accordance with FASB 123 the fair value of these options are to be estimated at the grant date using the Black-Scholes option-pricing model.

Income Taxes

The Company follows Statement of Financial  Accounting  Standards No. 109, (SFAS
109) "Accounting for Income Taxes." SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based in the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

2.   PLAN OF OPERATIONS

GOHEALTH.MD, Inc. is a development stage company and will be engaged in providing through the Internet an advertising network and Internet presence for independently owned health food stores, health care providers, and others through an additional website owned by the Company, HEALTHMALL.COM.

GOHEALTH.MD,  Inc has  marketing  rights to more than 40 domain  names (such as:
HERB.MD, NUTRITION.MD, ARTHRITIS.MD, VITAMIN.MD, FAMILY.MD, and SPORTS.MD) in the TLD (top level domain) .MD. A Florida company, Domain Name Trust , acquired the .MD protocol from Moldova, a small European country formerly part

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

                                                         -
                                      F-48

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                November 30, 1999

of the Soviet Union. Domain Trust had been licensed to sell registrations by Moldova in Europe, Canada, and other English speaking countries. The country of Moldova benefits economically from the arrangement, receiving $35 for each name sold.

The Company believes that .MD is the first of a new generation of website addresses and it is a natural and intuitive address that makes sense for physicians and those in the broad medical community, as well as those whose personal initials, corporate initials, state of residence (i.e. Maryland), or title (i.e. Managing Director) are the letters .MD.

 .MD is a top level domain (TLD), comparable in purpose to the top level domain .COM, .NET, or .ORG. The difference is that these, and most other top level domains created at the dawn of the Internet communications. The Company believes that in the future a top level domain name will no longer be as primitive as the first TLDs. Secondly, the names still available within these domains are finite. Once a name is registered, it is not available to anyone else. Eventually, all of the domains may be taken. .MD was first made available in 1998.

The Company believes it has several advantages over other companies that may be offering a similar product. The Company expects to develop a significant revenue stream over the next three years through the development and marketing of its Internet domain names. The availability of capturing a large physician network (medical doctors, chiropractors, dentists, podiatrists, osteopaths) to view online advertising in exchange for the establishment of websites and hosting services is one of the Company's primary goals. The availability of having tens of thousands of physicians guaranteed viewing the websites establishes the significant potential for advertising revenue. The Company also believes that the same potential exists for the natural health food products market. It is believed that individual health food stores could be provided with a webpage either free of charge or for a nominal fee with free hosting and website design in exchange for guaranteed viewing of certain web pages on a monthly basis. In exchange, the Company could receive advertising revenue for the guaranteed visits to that particular site.

The Company also owns the domains ACCIDENT.MD, ASK.MD and CALL911.MD and believes that management will be able to obtain the necessary funding to commence its planned principle operations in the fourth quarter of 1999.

The Company is only recently organized and does not have any material assets and has no previous commercial operations, and therefore, there is no history of earnings or operations upon which to judge its future success. To date, the Company has been engaged in the development of its business plan and the preparation of a Private

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                November 30, 1999

Placement Memorandum. The Company currently has not conducted any significant business nor has the Company signed and definitive agreements with any health food stores, health care providers, or others. Because of its lack of prior operations, assets and industry position, the Company mist be considered a development stage enterprise. Consequently, there can be no assurance that viable commercial operations can be achieved or sustained by the Company even if it is successful in raising all the capital it requires. As a development stage enterprise, the Company is subject to all of the risks inherent in the establishment if a new business, including the absence of a significant operating history, lack of market recognition and limited banking and financial relationships. There can be no assurance that the Company's proposed operations will attract a sufficient customer base to establish viable commercial operations or that it will generate sufficient cash flow to fund the future operations if the Company. The Company's growth strategy is largely dependent on the marketing of its home pages through various marketing media, including but not limited to the Internet.

The market for the Company's products will be characterized by rapidly changing technology and continuing development of customer requirements. The future success of the Company's business will depend in large part upon its ability to develop and market its products at an acceptable cost, develop and market products which meet changing customer needs, and successfully anticipate or respond to technological changes in customer requirements on a cost effective and timely basis. There can be no assurance that the Company's product development efforts will be successful or that the emergence of new technologies, industry standards or customer requirements will not render the Company's technology or products obsolete or noncompetitive. In addition, to the extent that the Company determines that new technologies or equipment are required to remain competitive, the acquisition and implementation of such technologies and equipment are likely to require significant capital investments by the company. There can be no assurance that sufficient capital will be available in the future. Operating results can also be significantly adversely affected by the development and introduction of new products or by the establishment of better financed competition.

The Company intends to comply fully with the rules and regulations. These regulations vary dramatically, from region to region. The Company can make no assurances that it will be able to meet or comply with all the regulatory standards affecting Internet service in every jurisdiction in the world. Furthermore, management cannot predict what changes may occur in such regulations in the future or give any assurances as the Company's ability to continue its planned operations in light of any such presently unknown changes in regulations applicable to the Company. The Company may be faced

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                November 30, 1999

with the need to incur substantial legal and professional expenses in an effort to meet the requirements of changing regulatory requirements.

The Company plans an aggressive growth strategy for its clientele and products. There can be no assurances that the Company will be successful in these endeavors. Forces that can contribute to the lack of success in implementing this growth strategy include, among others,: (i) regulatory bodies and governmental regulations affecting the Company and its operations, (ii) availability of funding on a timely basis, (iii) functionality. The Company's growth strategy relies on its ability to raise further capital and upon the skills of its management.

3. NOTES PAYABLE

The following is a summary of the Company's notes payable at November 30, 1999:

Payable to Mr. Shamley on demand, with interest accrued
   at 9% per annum, unsecured                                           $ 2,290

Payable to Thomas  Brightwell,  PC on demand,  with
   interest  accrued at 9% per annum, unsecured                         $ 5,090

Payable to William Hanna on demand, with interest accrued
   at 5% per annum, unsecured                                           $25,000

Payable to William Hanna Consultants on March 29, 2000,
   with interest accrued at 5% per annum, unsecured                      10,000

Payable to William Hanna Consultants on May 2, 2000,
   with interest accrued at 5% per annum, unsecured                       3,000
                                                                        --------
                                                                        $45,380

4.   DUE TO OFFICERS

As of November 30, 1999 the Company is indebted to its officers in the amount of $21,622. This is a non-interest bearing loan payable on demand.

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                               November 30, 1999


5.   PROVISION FOR INCOME TAXES

For the period of inception (February 23, 1999) to November 30, 1999 the Company had a loss of $109,126. No tax expense or benefit has been reported in the financial statements due to the uncertainty of future operations.

6.   COMMON STOCK

The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.001 per share.

The Company issued 3,000,000 shares of Common Stock of the Company for $3,000.

The Company has offered a total of 500 Units at a price of $5,200 per Unit, which were offered on a "best efforts, all or none" basis with respect to the first 20 shares of the Company's Common Stock and a detachable warrant entitling the holder to purchase 2,000 shares of Common Stock. The Company is conducting the Offering in such a manner that the Share will be sold only to certain Accredited Investors as such term is defined in Rule 501 if Regulation D under the Act, and to not more than 35 other non-accredited investors, and who satisfy and additional requirements of their state of residency. The pricing and the terms of the securities have been arbitrarily determined by the Company and bear no relationship to the Company's assets, book value or results of operations or any other generally accepted criteria of value. The Units are being offered and sold exclusively through the Company by its Officers, as well as the selected dealers, if any, and their officers, directors and employees may purchase the Units on the same terms and conditions as other investors.

The minimum subscription price to investors is for $10,400 for 2 Units. The Company may, in their sole discretion, accept subscription offers for lesser amounts if deemed to be in the Company's best interest and insofar as permitted by law. The Offering will continue until the close of business on September 15, 1999 (the "Offering Period").

Each Unit Warrant entitles the registered holder thereof to purchase 2,000 shares of Common Stock at a price of $2.50 per share (subject to adjustment as described herein) at any time prior to the earlier of (I) May 31, 2003 or (ii) the date that the respective Unit Warrant is redeemed. If the Company is able to complete an initial public offering (AIPO) of the Common Stock, then beginning 12 months after the IPO, the Unit Warrant will be subject to redemption by the Company and $0.10 per share of the Common Stock

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley

  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                November 30, 1999

that remains subject each Unit Warrant on thirty (30) days prior written notice if the average closing sales price of the Common Stock over any 10 consecutive trading days equals or exceeds 150% of the IPO price per share of Common Stock.

As of November 30, 1999 and in connection with the private placement, the Company issued 76,000 shares of its Common Stock and 76,000 detachable Warrants and received proceeds of $197,600.

Also as of November 30, 1999, the Company issued 4,000 Shares and 4,000 Warrants valued at $10,400.

7. COMMITMENTS AND CONTINGENCIES

Employee Stock Options

The Company has reserved a total of 500,000 shares of its Common Stock for grants of incentive stock options to employees. A total of 230,000 options with and exercise price of $.50 per share with terms expiring seven (7) years from the respective dates of the grant have been granted to two employees as of November 30, 1999. All future grants will have an exercise price above $1.50 per share.

Other Stock Options

On May 6, 1999 the Company granted 30,000 options to a consulting firm at an exercise price of $.50 per share. These options will have no expiration date and contain two piggyback registration rights.

On May 26, 1999 the Company granted10,000 options to investment banking consultants at exercise prices of $.50 per share for 5,000 options and $1.00 for 5,000 options. These options contain piggyback registration rights.

In August 1999 the Company granted to two consultants nonqualified stock options for the right to purchase 175,000 shares of the Company's Common Stock. The options have an exercise price of $1.00 and expire on August 27, 2006 and piggyback registrations rights.

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                November 30, 1999

On August 27, 1999 the Company granted 20,000 options to a professional consultant. The options, which include piggyback registration rights, are exercisable 10,000 at an exercise price of $1.00 and 10,000 at an exercise price of $1.50.

The fair value of the other stock options were estimated according the FASB 123 at the grant dates using the Black- Scholes option pricing model and were determined to be immaterial.

Government Regulation

The Company is subject to local state and federal laws of the jurisdiction that it operates in. The Company also believes that it will be subject to all jurisdictions of its participants and clients.

Litigation

The Company is not a party to any litigation, nor to the knowledge of management, is any viable litigation currently threatened against the Company or any of its officers or directors in their capacity as such.

Employment Agreements

The current officers and directors of the Company have entered into agreements with the Company that state that they will forego salaries until the Company's revenues exceed $1,000,000 or at the discretion of the Board of Directors.

Year 2000 Issues

The year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using 2000 dates is processed. In addition, similar problems may arise in some systems that use certain dates in 1999 to represent something other than a date. The effects of the year 2000 issue may be experienced before, on or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failures which could effect and entity's ability to conduct normal business operations. It

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

          Dennis Riley
  Certified Public Accountant

                            Nugget Exploration, Inc.
                         (A Development Stage Company)
                         Notes to Financial Statements

                               November 30, 1999

is not possible that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, or third parties, will be fully resolved. The Company has verified that its significant service providers are currently Year 2000 compliant.

8. SUBSEQUENT EVENTS

On December 13, 1999, MCOM Management Corp.("MCOM") exercised warrants to purchase 50,000 shares of our common stock and tendered $50,000 constituting the $1.00 warrant exercise price. The exercise of such 50,000 shares at $1.00 per share was conducted in lieu of MCOM's agreement to provide the Company with a $100,000 bridge loan, which was to accrue interest at 10% per annum. The Company registered the share of common stock beneficially owned by MCOM as acquired in the above manner before January 15, 2000.

MCOM also participated in the November 1999 private placement of warrants. MCOM tendered $75,000 for warrants to purchase 75,000 shares of the Company's common stock, and on January 10, 2000 exercised such warrants by tendering 75,000 for 75,000 shares of common stock. This purchase and the exercise of warrants increase MCOM"s total ownership of the Company to 875,000 shares.

Through November 12, 1999 - January 11, 2000, the Company conducted a private placement of warrants to purchase shares of their common stock. Each of these warrants was purchased for $1.00, have an exercise price of $1.00 per share and expire on December 31, 2002. The number of shares issuable upon exercise of these warrants is 304,500. None of these warrants had been sold as of November 30, 1999.

On January 20, 2000, the Company paid the Note Payable due to William Hanna Consultants. The note payable for $10,000 was due on March 29, 2000 and was to accrue interest at the rate of 5% per annum. The interest of $412.60 was forgiven and income on forgiveness of debt will be recorded in that amount.

The accompanying accountant's compilation report and notes are an integral part of these financial statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cherry Hill, State of New Jersey, on this 31st day of January 2000.

                                                 Nugget Exploration, Inc.

                                                 By: ___/s/ Leonard Vernon_____
                                                 Dr. Leonard Vernon
                                                 Title: President

                                POWER OF ATTORNEY

The undersigned directors and officers of Nugget Exploration, Inc. hereby constitute and appoint Dr. Leonard Vernon, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Amendment No. 1 to the Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                            DATE


__/s/ Leonard Vernon ____        President, Director            January 31, 2000
Dr. Leonard Vernon


__/s/ William Hanna______        Vice President, Assistant      January 31, 2000
William Hanna                    Secretary & Director